[OBJECT OMITTED]ED][GRAPHIC OMITTED]


                                                                  THINKPATH INC.
                                                             201 WESTCREEK BLVD.
                                                               BRAMPTON, ONTARIO
                                                                  L6T 5S6 CANADA
                                                               TEL: 905-460-3040
                                                               FAX: 905-460-3050


                     THINKPATH ANNOUNCES THE ACQUISITION OF
                               THE MULTITECH GROUP

Toronto, Ontario. July 6th, 2006. Thinkpath Inc. (OTCBB:THPHF) today announced the completion of its acquisition of The Multitech Group (TMG) of South Plainfield, New Jersey.

TMG is a highly respected engineering services company which has been providing reliable engineering design services in Material Handling, Pollution Control, Port Security, Government/Military, and Manufacturing since 1976. Additionally, TMG develops and implements Technical Documentation and Training programs.

TMG's annual revenues are approximately $3.8 million with an EBITDA of approximately $500,000. The acquisition adds some long-term, high profile clients including Fedex, U.S Postal Service, Siemens, Boeing, Smiths Detection, Sandvik, Port Authority of NY & NJ and many others that Thinkpath currently does not service. The current TMG management team is joining Thinkpath's lineup in various capacities, including John W. Kennedy, Ph.D. as VP of Business Development, James J. McLafferty as General Manager (New Jersey Office) and Scott A. Nilssen as National Director of Marketing. The combined companies should reach their goal of $20 million in revenue this year not including further acquisitions.

The purchase price includes a combination of cash, note payable, common and preferred shares and is being funded by Thinkpath's financial partner Laurus Master Fund, Ltd. with non-convertible financing.

"We are excited about the blending of two excellent, growing companies that have long reputations for solid work and positive service to their customers. The combined technical strength of the new Thinkpath is truly a competitive advantage", stated John Kennedy of TMG.

"This is an exceptionally good acquisition for Thinkpath at this juncture as it means more than the acquisition of a profitable company, but also the addition of some absolutely awesome leadership talent" confirmed Declan French, Thinkpath's Chairman and CEO.

"The acquisition not only strengthens our core engineering services but adds additional engineering capabilities that will aid in future sales growth for years to come." Added Bob Trick President and COO.

ABOUT THINKPATH INC.

Thinkpath is a global provider of engineering solutions. The company's engineering and design services cover every facet of the project from concept to SLA prototyping to complete turnkey packages that deliver a finished, operating system. Thinkpath engineers handle the drafting, detailing and parametric modeling. They work in diverse engineering disciplines including aeronautical, civil, electrical/controls, environmental, mechanical and structural engineering.

For further information about the company, visit us at: www.thinkpath.com.

        ---------------------------------------------------------------
                      FOR MORE INFORMATION AND INVESTOR RELATIONS
                                    PLEASE CONTACT:
        ---------------------------------------------------------------
        ---------------------------------------------------------------
                 FINANCIAL MEDIA RELATIONS, LLC
                 Scott Mac Caughern
                 Tel:  435 615-6585
                 Fax:  435 615-2776
                 Email: smac@financialmediarelations.com
                 WWW.FINANCIALMEDIARELATINS.COM
                 ------------------------------

        ---------------------------------------------------------------

Forward-Looking Statement
This press release contains forward-looking statements regarding Thinkpath Inc., its business prospects and results of operations that are subject to certain risks and uncertainties posed by many factors and events that could cause Thinkpath's actual business, prospects and results of operations to differ materially from those that may be anticipated by such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made by Thinkpath in this news release and other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect Thinkpath's business.